UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard	22102
Tysons, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 21, 2016, Computer Sciences Corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement ("Amendment No. 2") to its existing Amended and Restated Credit Agreement, dated as of October 11, 2013 (as amended by Amendment No. 1 to the Credit Agreement, dated as of April 21, 2016, and as supplemented by the Incremental Assumption Agreement, dated as of June 15, 2015) (the "Credit Agreement"), by and among the Company, the lenders from time to time party thereto and Citibank, N.A. as administrative agent (the "Agent"), Citicorp International Limited (CIL HK) as tranche B sub-agent, and Citibank International PLC, London Branch as swing line sub-agent.
Amendment No. 2, among other things, increases the maximum amount of incremental commitments that can be incurred under the Credit Agreement from $500 million to $1.5 billion, which results in a maximum potential facility size of $4 billion. For more information regarding the Credit Agreement, see the Current Report on Form 8-K filed by the Company on October 17, 2013 and the exhibit thereto, which is incorporated herein by reference and made a part hereof.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and made a part hereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 15, 2016, the Company exercised an option under its existing revolving credit agreement to incur incremental commitments thereunder in an aggregate amount of $380 million (the “Incremental Commitments”), which resulted in an increase in the aggregate outstanding facility size from $2.5 billion to $2.88 billion. The Incremental Commitments were incurred under the Company’s existing Amended and Restated Credit Agreement, dated as of October 13, 2013, as amended by Amendment No. 1 to the Credit Agreement, dated as of April 21, 2016 (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (the "Lenders") and Citibank, N.A., as administrative agent. Terms and conditions of the Credit Agreement remain as previously described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2013.
In addition, the information with respect to Amendment No. 2 contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
On June 17, 2016, the Company exercised an option under its existing European Commercial Paper program (the "ECP Program") to increase the maximum size of the ECP Program from €500 million to €1 billion, or its equivalent in alternative currencies. The increase in the maximum potential aggregate amount of commercial paper notes outstanding is being made pursuant to a provision of the Dealer Agreement, dated as of July 24, 2015, by and among the Company, two of its subsidiaries, CSC Capital Funding Limited and CSC Computer Sciences International S.a. r.l., a consortium of dealers, and Citibank, N.A., London Branch as Issuing and Paying Agent, which allowed the Company to increase the maximum total borrowings outstanding under to the ECP Program by any additional amount with proper notification to the dealers. Terms and conditions of the ECP Program and Dealer Agreement remain as previously described in the Company's current report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2015.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment No. 2 to the Credit Agreement, dated as of June 21, 2016, among the Company, the financial institutions listed therein, and Citibank, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: June 21, 2016	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to the Credit Agreement, dated as of June 21, 2016, among the Company, the financial institutions listed therein, and Citibank, N.A., as Agent.